DealerTrack Announces Proposed Private Offering of $150 Million of Senior Convertible Notes

NEW YORK, February 27, 2012 /PRNewswire

DealerTrack Holdings, Inc. (Nasdaq: TRAK) ("DealerTrack") announced that it intends to offer, subject to market and other conditions, $150 million aggregate principal amount of senior convertible notes due 2017 (the “Notes”) in a private offering. The Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). DealerTrack also expects to grant the initial purchasers of the Notes an option to purchase, within a 13 day period beginning on, and including, the date it first issues the Notes, up to an additional $22.5 million aggregate principal amount of Notes.

The Notes will pay interest semi-annually and will mature on March 15, 2017, unless earlier repurchased or converted. Prior to October 15, 2016, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders will receive, at DealerTrack’s discretion, cash, shares of DealerTrack’s common stock or a combination thereof. DealerTrack will not have the right to redeem the Notes prior to maturity.

In connection with the offering of the Notes, DealerTrack expects to enter into one or more privately negotiated convertible note hedge transactions with one or more dealers, which may include one or more of the initial purchasers of the Notes or their respective affiliates (the "hedge counterparties"). The convertible note hedge transactions are expected to cover, subject to customary anti-dilution adjustments, the number of shares of DealerTrack common stock that will initially underlie the Notes. DealerTrack also expects to enter into separate privately negotiated warrant transactions with the hedge counterparties.

In connection with establishing their initial hedges of the convertible note hedge transactions and warrant transactions, the hedge counterparties and/or their affiliates expect to purchase DealerTrack common stock in open market transactions and/or privately negotiated transactions and/or enter into various cash-settled derivative transactions with respect to DealerTrack common stock concurrently with, or shortly after, the pricing of the Notes. In addition, the hedge counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to DealerTrack common stock and/or by purchasing or selling DealerTrack common stock in open market transactions and/or privately negotiated transactions following the pricing of the Notes from time to time (and are likely to do so during any conversion period related to a conversion of Notes). Any of these hedging activities could also increase, decrease or prevent a decline in, the market price of DealerTrack common stock.

DealerTrack expects to use a portion of the net proceeds from the offering of the Notes and the proceeds from the sale of the warrants to fund the cost of the convertible note hedge transactions. The remaining net proceeds from the offering of the Notes are expected to be used for working capital and general corporate purposes, which may include, among other things, repayment of existing indebtedness, acquisitions and investments.

The Notes and the shares of DealerTrack common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of, the Notes or the shares of DealerTrack common stock issuable upon conversion of the Notes, if any, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack's intention to offer its Notes, the proposed terms of such Notes, and the expected use of the proceeds of the sale of such Notes, including DealerTrack's expectation that it will enter into certain warrant and hedging transactions, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Forward looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "will" or "intend" and similar expressions. The forward-looking statements contained herein reflect DealerTrack’s current views with respect to future events and are based on DealerTrack’s currently available data and on current business plans. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include, but are not limited to: economic factors such as changes in interest rates, political instability, or currency exchange rate fluctuations; regulatory factors such as unfavorable changes in governmental regulations; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (the “SEC”), including, without limitation, DealerTrack’s Annual Report on Form 10-K for the year ending December 31, 2011. These filings can be found on DealerTrack's website at www.dealertrack.com and the SEC's website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.